UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 21, 2011
GOODRICH CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	1-892	34-0252680

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina	28217

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 21, 2011, Goodrich Corporation, a New York corporation (the “Company”), United Technologies Corporation, a Delaware corporation (“Parent”), and Charlotte Lucas Corporation, a wholly owned subsidiary of Parent and a New York corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.
     At the effective time and as a result of the Merger, each outstanding share of the Company common stock will be converted into the right to receive $127.50 in cash, without interest (the “Merger Consideration”), payable to the holder of such share. Each option to purchase shares of Company common stock, whether vested or unvested, will be cancelled at the effective time in exchange for a cash payment equal to the product of the number of shares of Company common stock subject to such option and the excess, if any, of the Merger Consideration over the applicable exercise price of the option. Each outstanding performance share unit will be adjusted and converted at the effective time into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of Company common stock determined under the award agreement for such award. Each outstanding time- vesting restricted share unit will be cancelled in exchange for a cash payment equal to the Merger Consideration multiplied by the number of shares of Company common stock underlying the restricted share unit. Account balances, whether vested or unvested, under any employee benefit plan that provides for the deferral of compensation and represents amounts notionally invested in a number of shares of Company common stock will be adjusted and converted into the right to receive an amount in cash equal to the number of such notionally invested shares multiplied by the Merger Consideration.
     Consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including (1) adoption of the Merger Agreement by the shareholders of the Company, (2) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other consents and approvals required under applicable antitrust laws, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) the absence of certain governmental actions, (5) the absence of a material adverse effect on Goodrich, (6) subject to certain exceptions, the accuracy of representations and warranties of the Company, Parent and Merger Sub and (7) the performance or compliance by the Company, Parent and Merger Sub with their respective covenants and agreements.
     Each of the Company, Parent and Merger Sub has made customary representations and warranties in the Merger Agreement. Subject to certain exceptions, each of the Company, Parent and Merger Sub has agreed to use reasonable best efforts to cause the Merger to be consummated. The Company has also agreed to various covenants in the Merger Agreement, including, among other things, (i) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) to call a special meeting of the shareholders to adopt the Merger Agreement, and (iii) not to solicit alternative acquisition proposals.
     The Merger Agreement contains specified termination rights for the parties. The Company has the right to terminate the Merger Agreement if it enters into a definitive agreement for an alternative transaction that constitutes a “Company Superior Proposal” (as defined in the Merger Agreement), provided that the Company complies with certain notice and other requirements set forth in the Merger Agreement, including paying Parent a termination fee to Parent equal to $500,000,000. The Company is also required to pay Parent a termination fee of $500,000,000, if (i) Parent terminates the Merger Agreement because the board of directors of the Company withdraws or modifies its approval or recommendation of the Merger or approves or recommends a “Takeover Proposal” (as defined in the

Merger Agreement); or (ii) if (a) the Merger Agreement is terminated by either party on the “Outside Date” (as defined in the Merger Agreement), or is terminated by either party because the shareholders of the Company do not adopt the Merger Agreement; (b) prior to such termination a Takeover Proposal has been made and (c) within 12 months following such termination, the Company enters into an agreement with respect to a Takeover Proposal.
     The foregoing description of the Merger and Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 8.01. Other Events.
     On September 22, 2011, the Company and Parent issued a press release announcing the transaction, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Additional Information
     In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Goodrich Corporation, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina 28217, c/o Secretary.
Forward-Looking Statements
     This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect the Company’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.
     The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.
     Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: demand for and market acceptance of new and existing products; our ability to extend our commercial OE contracts beyond the initial contract periods; cancellation or delays of orders or contracts by customers or with suppliers; our ability to obtain price adjustments pursuant to certain of our long-term contracts; the financial viability of key suppliers and the ability of our suppliers to perform under existing contracts; the extent to which we are successful in integrating and achieving expected operating synergies for recent and future acquisitions; successful development of products and advanced technologies; the impact of bankruptcies and/or consolidations in the airline industry; the health of the commercial aerospace industry, including the large commercial, regional, business and general aviation aircraft manufacturers; global demand for aircraft spare parts and aftermarket services; changing priorities or reductions in the defense budgets in the U.S. and other countries, U.S. foreign policy and the level of activity in military flight operations; the possibility of restructuring and consolidation actions; threats and events associated with and efforts to combat terrorism; the extent to which changes in regulations and/or assumptions result in changes to expenses relating to employee and retiree medical and pension benefits; competitive product and pricing pressures; our ability to recover under contractual rights of indemnification for environmental, asbestos and other claims arising out of the divestiture of our tire, vinyl, engineered industrial products and other businesses; the effect of changes in accounting policies or legislation, including tax legislation; cumulative catch-up adjustments or loss contract reserves on long-term contracts accounted for under the percentage of completion method of accounting; domestic and foreign government spending, budgetary and trade policies; economic and political changes in international markets where we compete, such as changes in currency exchange rates, interest rates, inflation, fuel prices, deflation, recession and other external factors over which we have no control; the outcome of contingencies including completion of acquisitions, joint ventures, divestitures, tax audits, litigation and environmental remediation efforts; the impact of labor difficulties or work stoppages at our, a customer’s or a supplier’s facilities; other factors that are set forth in management’s discussion and analysis of the Company’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of the Company by United Technologies, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty
Participants in the Solicitation
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about the Company’s directors and officers and their ownership of the Company’s common stock is set forth in its Form 10-K which was filed with the SEC on February 15, 2011 and the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on March 10, 2011. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.
Qualification of Representations and Warranties
     The Merger Agreement contains representations and warranties made by the Company and Parent to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by the parties to each other in connection with the signing of the Merger Agreement. While the Company does not believe that these disclosure letters contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Merger Agreement. You should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or Parent, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent rather than establishing matters as facts. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 21, 2011 by and among Parent, the Company and Merger Sub*

99.1	Press Release issued by the Company and Parent, dated September 21, 2011

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION
	By:	/s/ Scott E. Kuechle
Scott E. Kuechle
Date: September 22, 2011		Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 21, 2011 by and among Parent, the Company and Merger Sub*

99.1	Press Release issued by the Company and Parent, dated September 21, 2011

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits upon request.